Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT AND INCREMENTAL AGREEMENT

FIRST AMENDMENT AND INCREMENTAL AGREEMENT dated as of August 31, 2018 (this “Amendment”), to the Credit Agreement dated as of March 29, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among FORTUNE BRANDS HOME & SECURITY, INC., a Delaware corporation (the “Borrower”), the lenders party thereto prior to the date hereof (the “Existing Lenders”), BARCLAYS BANK PLC (the “Incremental Lender” and, together with the Existing Lenders, the “Lenders”) and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

A. Pursuant to the Credit Agreement, the Existing Lenders have extended credit to the Borrower.

B. The Borrower has informed the Administrative Agent and the Existing Lenders that it wishes (a) to obtain an incremental loan in the aggregate principal amount of $175,000,000 under the Credit Agreement (the “Incremental Loan”), (b) to use the proceeds of the Incremental Loan for general corporate purposes, including working capital, capital expenditures, permitted acquisitions and other lawful corporate purposes permitted by the Credit Agreement and (c) to amend the Credit Agreement to provide for the Incremental Loan and to effect the other modifications to the Credit Agreement set forth herein.

C. The Borrower has requested that the Incremental Lender make the Incremental Loan to the Borrower on the First Amendment Effective Date (as defined in Section 5 below), subject to the terms and conditions set forth herein, and the Incremental Lender is willing to make the Incremental Loan, on the terms and subject to the conditions set forth herein.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Terms Generally. (a) The rules of construction set forth in Section 1.03 of the Credit Agreement shall apply mutatis mutandis to this Amendment. Capitalized terms used herein but not defined herein have the meanings assigned to them in the Credit Agreement (after giving effect to this Amendment).

SECTION 2. Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended by amending the definition of “Term Loans” in its entirety as follows:

“Term Loans” means the term loans made on the Closing Date and the Incremental Loan made on the First Amendment Effective Date pursuant to the First Amendment.

(b) Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in their appropriate alphabetical positions:

“First Amendment” means the First Amendment and Incremental Agreement, dated as of August 31, 2018, among the Borrower, the lenders party thereto (including Barclays Bank PLC, as “Incremental Lender” thereunder) and the Administrative Agent.

“First Amendment Effective Date” means August 31, 2018.

“Incremental Loan” means the incremental term loan in the aggregate principal amount of $175,000,000 made on the First Amendment Effective Date pursuant to the First Amendment.

SECTION 3. Incremental Loan. (a) Subject to the terms and conditions set forth herein and in the Credit Agreement (as amended by this Amendment), the Incremental Lender agrees to make the Incremental Loan to the Borrower in a single drawing on the First Amendment Effective Date (the commitment of the Incremental Lender to make such Incremental Loan being called its “Incremental Commitment”). Amounts repaid in respect of the Incremental Loan may not be reborrowed.

(b) The terms of the Incremental Loan shall be identical to the terms of the Term Loans made on the Closing Date and outstanding immediately prior to the effectiveness of this Amendment (such Term Loans, being referred to herein as the “Existing Loans”), except as such terms shall have been modified hereby.

(c) Subject to the terms and conditions set forth herein and effective as of the First Amendment Effective Date, for all purposes of the Credit Documents, (i) the Incremental Loan made hereunder shall constitute an increase in the aggregate amount of the Existing Loans incurred, (ii) the Incremental Loan made hereunder shall be a “Borrowing” and “Term Loan” under the Credit Agreement and shall constitute a Borrowing of the same Type as the Existing Loans, and (iii) the Incremental Lender shall be a “Lender” under the Credit Agreement, shall be a party to the Credit Agreement as a Lender and shall have all the rights and obligations of, and benefits accruing to, a Lender under the Credit Agreement and shall be bound by all agreements, acknowledgements and other obligations of the Lenders. Without limiting the foregoing, the Incremental Loan made hereunder shall mature on the Maturity Date, shall participate in any mandatory or voluntary prepayments on a pro rata basis with the Existing Loans and shall bear interest at the rate specified in the Credit Agreement, as applicable to the Existing Loans. Each reference to the Credit Agreement in this paragraph (c) shall be deemed to be a reference to the Credit Agreement as amended by this Amendment.

(d) The Incremental Lender (i) represents and warrants that it is legally authorized to enter into this Amendment, (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment, (iii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto, (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent, as the case may be, by the terms thereof, together with such powers as are incidental thereto and (v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. The Incremental Lender acknowledges that it has delivered to the Administrative Agent an Administrative Questionnaire in which it designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its affiliates, the Credit Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the Incremental Lender’s compliance procedures and applicable laws, including Federal and state securities laws.

(e) The funding of the Incremental Loan to be made hereunder shall be made in the manner contemplated by Section 2.02 of the Credit Agreement (mutatis mutandis). Unless previously terminated, the Incremental Commitment shall terminate at 5:00 p.m., New York City time, on the First Amendment Effective Date.

SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to the Lenders that, as of the First Amendment Effective Date:

(a) This Amendment has been duly executed and delivered by the Borrower. Each of this Amendment and the Credit Agreement, as amended by this Amendment, constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) The representations and warranties of the Borrower set forth in the Credit Documents are true and correct in all material respects (but in all respects if such representation and warranty is qualified by “material” or “Material Adverse Effect) on and as of the date hereof except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date; provided, however, that for purposes of the foregoing the reference in the definition of “Disclosed Matters” to the “Closing Date” shall be deemed a reference to the “First Amendment Effective Date”.

(c) No Default has occurred and is continuing.

SECTION 5. Effectiveness. This Amendment shall become effective as of the date (the “First Amendment Effective Date”) on which each of the following conditions precedent shall have been satisfied:

(a) Amendment Execution. The Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of (A) the Borrower, (B) the Existing Lenders, (C) the Incremental Lender and (D) the Administrative Agent.

(b) Opinions. The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders and dated the First Amendment Effective Date) from (i) Norton Rose Fulbright US LLP, special counsel to the Credit Parties and (ii) Scott D’Angelo, in-house counsel to the Credit Parties, in each case in form and substance reasonably satisfactory to the Administrative Agent, covering such matters relating to the Credit Parties, this Amendment and the transactions contemplated hereby as the Administrative Agent shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

(c) Solvency Certificate. The Administrative Agent shall have received a solvency certificate signed by the chief financial officer of the Borrower, on behalf of each of the Credit Parties, substantially in the form of Exhibit F to the Credit Agreement.

(d) Expenses. The Administrative Agent shall have received reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of a single counsel), to the extent invoiced reasonably prior to the First Amendment Effective Date, required to be reimbursed or paid by any Credit Party under the Credit Agreement or any other Credit Document.

(e) Borrowing Request. The Administrative Agent shall have received a Borrowing Request from the Borrower in respect of the Incremental Loan not later than 12:00 noon, New York City time, three Business Days before the First Amendment Effective Date.

SECTION 6. Effect of Amendment. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances.

(b) On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Amendment”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Credit Document, shall be deemed to be a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents.

SECTION 7. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment and the other Credit Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging (including in ..pdf format) means shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8. Governing Law, Etc. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Paragraphs (b) through (d) of Section 9.09 and Section 9.10 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

SECTION 9. Headings. Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Amendment or any other Credit Document.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

FORTUNE BRANDS HOME & SECURITY,
INC., as Borrower

By	/s/ Matthew C. Lenz
Name: Matthew C. Lenz
Title: Vice President and Treasurer

[Signature Page to First Amendment and Incremental Agreement]

JPMORGAN CHASE BANK, N.A., individually as
a Lender and as Administrative Agent

By	/s/ Katherine L. Hurley
Name:	Katherine L. Hurley
Title:	Vice President

[Signature Page to First Amendment and Incremental Agreement]

BANK OF AMERICA, N.A., as a Lender

By	/s/ Matthew N. Walt
Name:	Matthew N. Walt
Title:	Director

[Signature Page to First Amendment and Incremental Agreement]

BARCLAYS BANK PLC,
as Incremental Lender and Lender

By	/s/ Craig Malloy
Name: Craig Malloy
Title: Director

[Signature Page to First Amendment and Incremental Agreement]